Exhibit 10.4

UNITED TECHNOLOGIES CORPORATION

SENIOR EXECUTIVE SEVERANCE PLAN

AMENDMENT

Whereas, the Board of Directors has approved certain modifications and limitations to benefits under the Senior Executive Severance Plan (the “Plan”) effective December 10, 2003 for participants who become covered under the Plan on and after such date;

Now therefore, the Plan is hereby amended as follows:

1.	The paragraph captioned “Agreements” shall be amended and restated as follows:

Agreements. Participants who became covered under the Plan before December 10, 2003 shall enter into a Senior Executive Severance Agreement with the Corporation substantially in the form approved by the Board and attached to this Plan as Exhibit A. Participants who become covered under the Plan on or after December 10, 2003 shall enter into a Senior Executive Severance Agreement substantially in the form approved by the Board and attached to this Plan as Exhibit B. The word “Agreement” as used herein refers to both forms of Senior Executive Severance Agreement unless otherwise specified. Each Agreement shall be executed by the Corporation and the Participant.

2.	The paragraph captioned “Severance Payments and Adjustments” shall be amended and restated as follows:

Severance Payments and Adjustments.

(a) Participants who become covered before December 10, 2003.

In the event of termination of the Participant’s employment with the Corporation (including its Subsidiaries) for any reason (whether voluntary or involuntary, other than as a consequence of death or disability or of retirement at or after normal retirement date under the Corporation’s pension plans) within (2) years after a Change of Control of the Corporation: (i) a cash payment will be made of up to three (3) times the Participant’s highest annual salary and incentive compensation during the last three (3) years; (ii) a cash payment will be made of an amount equivalent to the maximum value of outstanding performance units (or other non-stock rights); (iii) there will be accelerated vesting of outstanding stock options and stock appreciation rights and any other award under the United Technologies Corporation Long Term Incentive Plan (including awards subject to performance-based vesting criteria as well as awards subject to time-based vesting) or any similar plan that is either a succession plan or a predecessor plan to such plan; (iv) special retirement benefits will be provided to those Participants who would have qualified for benefits under the Corporation’s pension plans if they had remained in the employ of the Corporation for an additional period of up to three (3) years; (v) other fringe benefits will continue or equivalent benefits will be provided for a period of up to three (3) years following termination; and (vi) such other arrangements will be made as the Board deems appropriate.

(b) Participants who become covered on or after December 10, 2003.

In the event of termination of the Participant’s employment with the Corporation (including its Subsidiaries) for any reason (whether voluntary or involuntary, other than as a consequence of death or disability or of retirement at or after normal retirement date under the Corporation’s pension plans) within two (2) years after a Change of Control of the Corporation, the Participant will receive a lump sum cash severance payment equal to 2.99 times: (a) the Participants then current base annual salary; plus (b) the amount of the most recent incentive compensation award under the Corporation’s Annual Executive Incentive Compensation Plan (the “2.99X Severance Benefit”). If the Executive elects to receive extended coverage under any of the Corporation’s welfare or fringe benefit programs, the amount of the 2.99X Severance Benefit will be reduced by the value of such extended coverage. Additional cash payments received by the Participant following termination that constitute a form of severance benefit will be subject to the 2.99X Severance Benefit limit and will reduce the amount of the lump sum severance payment. Acceleration of vesting of Long Term Incentive Plan awards as described in clause (iii) of the preceding paragraph will not be provided for in the Agreement. The treatment of such awards will be determined under the Long Term Incentive Plan and the value of any actions taken under such plan in response to a Change in Control shall not be included in the determination of the 2.99X Severance Benefit and will not reduce the amount of the lump sum payment. Special retirement benefits as described in clause (iv) of the preceding paragraph, (or other additional pension service recognition) will not be provided. The amounts paid under pension and savings plans will be determined in accordance with the terms of such plans without modification by this Plan. Agreements will continue to provide for certain additional payments in the event a Participant becomes subject to an excise tax under Code Section 4999 and the amount of any such payments will not be included in the determination of the 2.99X Severance Benefit and will not reduce the amount of the lump sum payment. The payment of severance benefits in excess of the amounts described in this paragraph (B) shall require approval by a majority vote of the Corporation’s Shareowners.

UNITED TECHNOLOGIES CORPORATION

William L. Bucknall, Jr. Senior Vice President Human Resources and Organization

Attest:

Richard M. Kaplan

Date: February 4, 2004

EXHIBIT A

SENIOR EXECUTIVE SEVERANCE AGREEMENT

AGREEMENT between United Technologies Corporation, a Delaware Corporation (the “Corporation”), and                         (the “Executive”).

WITNESSETH:

WHEREAS, the Board of Directors of the Corporation has approved the Corporation entering into severance agreements with key executives of the Corporation and its subsidiaries pursuant to the Senior Executive Severance Plan (the “Plan”); and

WHEREAS, the Executive is a key executive of the Corporation or one of its subsidiaries and has been selected by the Board of Directors of the Corporation as a key executive to be a Participant under the Plan;

WHEREAS, should the Corporation receive any proposal from a third person concerning a possible business combination with, or acquisition of equity securities of, the Corporation, the Board believes it imperative that the Corporation and the Board be able to rely upon the Executive to continue in his position, and that they be able to receive and rely upon the Executive’s advice, if they request it, as to the best interests of the Corporation and its shareowners, without concern that the Executive might be distracted by the personal uncertainties and risks created by such a proposal; and

WHEREAS, should the Corporation receive any such proposals, in addition to the Executive’s regular duties, he or she may be called upon to assist in the assessment of such proposals, advise management and the Board as to whether such proposals would be in the best interests of the Corporation and its shareowners, and to take such other actions as the Board might determine to be appropriate;

NOW, THEREFORE, to assure the Corporation that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Corporation, and to induce the Executive to remain in the employ of the Corporation, and for other good and valuable consideration, the Corporation and the Executive agree as follows:

In the event a third person begins a tender or exchange offer, circulates a proxy to shareowners, or takes other steps to effect a Change of Control of the Corporation (as hereafter defined), the Executive agrees that he or she will not voluntarily leave the employ of the Corporation, and will render the services contemplated in the recitals to this Agreement and the Plan, until the third person has abandoned or terminated such efforts to effect a Change of Control or until a Change of Control has occurred.

In the event the Executive’s employment with the Corporation (including its subsidiaries) terminates for any reason (either voluntary or involuntary, other than as a consequence of his or her death or disability, or of retirement at or after normal retirement date under the Corporation’s pension plans) within two (2) years after a Change of Control of the Corporation (as hereafter defined):

A. Lump Sum Cash Payment. On or before the Executive’s last day of employment with the Corporation, the Corporation will pay to the Executive as compensation for services rendered to the Corporation a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to three times the highest annual compensation (including only base salary and incentive compensation) paid or payable to the Executive by the Corporation for any of the three (3) years ending with the date of the Executive’s termination. (The incentive compensation referred to in this paragraph is that amount paid or payable under the Incentive Compensation Plan, or any successor plans, of the Corporation.) In the event there are fewer than thirty-six (36) whole or partial months remaining from the date of the Executive’s termination to his normal retirement date, the amount calculated in this paragraph will be reduced by multiplying it by a fraction the numerator of which is the number of whole or partial months so remaining to his normal retirement date and the denominator of which is thirty-six (36).

B. Vesting of Long Term Incentive Awards. The vesting period for any outstanding awards under the United Technologies Corporation Long Term Incentive Plan ( including awards subject to performance-based vesting criteria as well as time-based vesting), and any successor plan shall be changed to one (1) year from the date of grant of the particular Long Term Incentive Award. In addition, the Executive will have the right to exercise stock option awards and similar market-based Long Term Incentive Awards for a period of seven months following the termination of employment.

C. Special Retirement Benefits. The Executive will be eligible to receive “Special Retirement Benefits” as provided herein, so that the total retirement benefit will approximate the amount of retirement benefit that he or she would have received had he or she continued in the employ of the Corporation for an additional three (3) years following termination (or until normal retirement date, whichever is earlier). These benefits will include all ancillary benefits, such as early retirement and survivor rights and benefits available at retirement, as well as benefits (if any) under any excess benefit Pension Plan and any successor plans of the Corporation. If the Executive’s credited service with the Corporation plus three (3) years would result in vested benefits and/or eligibility for ancillary benefits under the Corporation’s pension plans, the amount payable to the Executive or his or her beneficiaries hereunder shall equal the excess of the amount specified in paragraph (i) over that in (ii) below:

(i) The benefits that would be paid to the Executive or his or her beneficiaries, if the three (3) years (or the period to his normal retirement age, if less) following his termination are added to his credited service under the Corporation’s pension plans (including the Pension Preservation Plan or any successor plans of the Corporation), and his final average earnings are the same as his actual average earnings (including the amount specified in Paragraph A as compensation for services rendered to the Corporation in the year of his termination);

(ii) The benefit that is payable to the Executive or his or her beneficiaries under the Corporation’s pension plans (including the Pension Preservation Plan or any successor plans of the Corporation).

All these Special Retirement Benefits are provided on an unfunded basis and are not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. All Special Retirement Benefits shall be payable solely from the general assets of the Corporation or its appropriate affiliate.

D. Other Provisions.

(i) Insurance and Other Special Benefits. The Executive’s participation in the life, accident and health insurance plans of the Corporation, and in fringe benefits provided the Executive prior to the Change of Control or his termination, shall be continued, or equivalent benefits provided, by the Corporation, at no direct cost to him, for a period of three (3) years from the date his employment terminates (or until his normal retirement date, whichever is sooner).

(ii) Relocation Assistance. Should the Executive move his residence in order to pursue other business opportunities within two (2) years of his termination, he will be reimbursed for any expenses incurred in that relocation (including taxes payable on the reimbursement) which are not reimbursed by another employer. Benefits under this provision will include the assistance in selling the Executive’s home which was customarily provided by the Corporation to transferred executives prior to the Change of Control.

(iii) Incentive Compensation. Any awards previously made to the Executive under the Corporation’s Incentive Compensation Plan and not previously paid shall immediately vest on the date of his termination and shall be paid on that date and included as compensation in the year paid.

(iv) Savings and Other Plans. The Executive’s participation in any applicable Savings, Retirement, Profit Sharing, Stock Option, and/or Stock Appreciation Rights Plan of the Corporation or any of its subsidiaries shall continue only through the last day of his employment. Any terminating distribution and/or vested rights under such Plans shall be governed by the terms of those respective Plans.

(v) Continuing Obligations. The Executive shall retain in confidence any confidential information known to him concerning the Corporation and its business so long as such information is not publicly disclosed.

E. Certain Additional Payments by the Corporation.

(a)	Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section E) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(b)	Subject to the provisions of Section E(c), all determinations required to be made under this Section E, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Section E, shall be paid by the Corporation to the Executive within five days of the receipt of the Accounting Firm’s determination. If the

Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive’s applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to Section E(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

(c)	The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the

Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i)	give the Corporation any information reasonably requested by the Corporation relating to such claim,

(ii)	take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

(iii)	cooperate with the Corporation in good faith in order effectively to contest such claim, and

(iv)	permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section E(c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section E(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation’s complying with the requirements of Section E(c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section E(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

F. Definition of Change of Control. For the purpose of this Agreement, a “Change of Control” shall be deemed to have taken place if:

(i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of Directors of the Corporation; or

(ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation.

G. General.

(i) Indemnification. If litigation shall be brought to enforce or interpret any provision contained herein, the Corporation hereby indemnifies the Executive for his reasonable attorney’s fees and disbursements incurred in such litigation, and hereby agrees to pay pre-judgment interest on any money judgment obtained by the Executive calculated at the Citibank prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

(ii) Payment Obligations Absolute. The Corporation’s obligation to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against him or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Except as expressly provided herein, the Corporation waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Subject to the provisions of paragraph E, each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever.

(iii) Successors. This Agreement shall be binding upon and inure to the benefit of the Executive and his estate, and the Corporation and any successor of the Corporation, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Executive.

(iv) Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(v) Controlling Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware.

(vi) Termination. This Agreement shall terminate if, in accordance with the Plan, the Board determines that the Executive is no longer a key executive to be included within the Plan and so notifies the Executive; except that, such determination shall not be made, and if made shall have no effect, during any period of time when the Corporation has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control until, in the opinion of the Board, the third person has abandoned or terminated his efforts to effect a Change of Control. Any decision by the Board that the third person has abandoned or terminated his efforts to effect a Change of Control shall be conclusive and binding on the Executive.

IN WITNESS WHEREOF, the parties have executed this Agreement on this              day of              , 200_.

UNITED TECHNOLOGIES CORPORATION

By:

EXHIBIT B

SENIOR EXECUTIVE SEVERANCE AGREEMENT

AGREEMENT between United Technologies Corporation, a Delaware Corporation (the “Corporation”), and                                                                   (the “Executive”).

WITNESSETH:

WHEREAS, the Board of Directors of the Corporation has approved the Corporation entering into severance agreements with key executives of the Corporation and its subsidiaries pursuant to the Senior Executive Severance Plan, as amended (the “Plan”); and

WHEREAS, the Executive is a key executive of the Corporation or one of its subsidiaries and has been selected by the Board of Directors of the Corporation as a key executive to be a Participant under the Plan;

WHEREAS, should the Corporation receive any proposal from a third person concerning a possible business combination with, or acquisition of equity securities of, the Corporation, the Board believes it imperative that the Corporation and the Board be able to rely upon the Executive to continue in his or her position, and that they be able to receive and rely upon the Executive’s advice, if they request it, as to the best interests of the Corporation and its shareowners, without concern that the Executive might be distracted by the personal uncertainties and risks created by such a proposal; and

WHEREAS, should the Corporation receive any such proposals, in addition to the Executive’s regular duties, he or she may be called upon to assist in the assessment of such proposals, advise management and the Board as to whether such proposals would be in the best interests of the Corporation and its shareowners, and to take such other actions as the Board might determine to be appropriate;

NOW, THEREFORE, to assure the Corporation that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Corporation, and to induce the Executive to remain in the employ of the Corporation, and for other good and valuable consideration, the Corporation and the Executive agree as follows:

In the event a third person begins a tender or exchange offer, circulates a proxy to shareowners, or takes other steps to effect a Change of Control of the Corporation (as hereafter defined), the Executive agrees that he or she will not voluntarily leave the employ of the Corporation, and will render the services contemplated in the recitals to this Agreement and the Plan, until the third person has abandoned or terminated such efforts to effect a Change of Control or until a Change of Control has occurred.

In the event the Executive’s employment with the Corporation (including its subsidiaries) terminates for any reason (either voluntary or involuntary, other than as a consequence of his death or disability, or of retirement at or after normal retirement date under the Corporation’s pension plans) within two (2) years after a Change of Control of the Corporation (as hereafter defined) the following provisions will apply:

A. Lump Sum Cash Payment. On or before the Executive’s last day of employment with the Corporation, the Corporation will pay to the Executive as compensation for services rendered to the Corporation a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to 2.99 multiplied times the sum of (a) the Executive’s current annual base salary plus (b) the amount of the Executive’s most recent incentive compensation award. (The incentive compensation referred to in this paragraph is that amount paid or payable under the Annual Executive Incentive Compensation Plan, or any successor plans, of the Corporation.) In the event there are fewer than thirty-six (36) whole or partial months remaining from the date of the Executive’s termination to his or her normal retirement date, the amount calculated in this paragraph will be reduced by multiplying it by a fraction the numerator of which is the number of whole or partial months so remaining to his normal retirement date and the denominator of which is thirty-six (36).

B. Certain Additional Payments by the Corporation.

(i)	Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section B) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(ii)	Subject to the provisions of Section B(iii), all determinations required to be made under this Section B, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Section B, shall be paid by the Corporation to the Executive within five days of the receipt of the Accounting Firm’s determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive’s applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to Section B(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

(iii)	The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-

day period following the date on which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(a)	give the Corporation any information reasonably requested by the Corporation relating to such claim,

(b)	take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

(c)	cooperate with the Corporation in good faith in order effectively to contest such claim, and

(d)	permit the Corporation to participate in any proceedings relating to such claim,

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section B(iii), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d)	If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section B(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation’s complying with the requirements of Section B(iii) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section B(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

C. Definition of Change of Control. For the purpose of this Agreement, a “Change of Control” shall be deemed to have taken place if:

(i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of Directors of the Corporation; or

(ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation.

D. General.

(i) Indemnification. If litigation shall be brought to enforce or interpret any provision contained herein, the Corporation hereby indemnifies the Executive for his reasonable attorney’s fees and disbursements incurred in such litigation, and hereby agrees to pay pre-judgment interest on any money judgment obtained by the Executive calculated at the Citibank prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

(ii) Payment Obligations Absolute. The Corporation’s obligation to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against him or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Except as expressly provided herein, the Corporation waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Subject to the provisions of paragraph B, each and every payment made hereunder by the

Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever.

(iii) Successors. This Agreement shall be binding upon and inure to the benefit of the Executive and his estate, and the Corporation and any successor of the Corporation, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Executive.

(iv) Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(v) Controlling Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware.

(vi) Termination. This Agreement shall terminate if, in accordance with the Plan, the Board determines that the Executive is no longer a key executive to be included within the Plan and so notifies the Executive; except that, such determination shall not be made, and if made shall have no effect, during any period of time when the Corporation has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control until, in the opinion of the Board, the third person has abandoned or terminated his efforts to effect a Change of Control. Any decision by the Board that the third person has abandoned or terminated his efforts to affect a Change of Control shall be conclusive and binding on the Executive.

(vii) Continuing Obligations. The Executive shall retain in confidence any confidential information known to him concerning the Corporation and its business so long as such information is not publicly disclosed.

IN WITNESS WHEREOF, the parties have executed this Agreement on this              day of                 , 200_.

UNITED TECHNOLOGIES CORPORATION

By:

Executive

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